Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

•Fourth quarter sales were $71.8 million, up 7% sequentially and 26% versus Q4 2020
•Fourth quarter gross margin was 18% versus 25% in Q3 2021 and 21% in Q4 2020
•Fourth quarter net loss attributable to DMC was $2.8 million
•Fourth quarter net loss per diluted share, inclusive of adjustment for redeemable noncontrolling interest, was $0.38
•Fourth quarter adjusted net income attributable to DMC was $840,000, or $0.05 per diluted share
•Fourth quarter adjusted EBITDA attributable to DMC* was $2.8 million
•Full-year sales were $260.1 million, up 14% from 2020
•Full-year net loss attributable to DMC was $202,000
•Full-year net loss per diluted share, inclusive of adjustment for redeemable noncontrolling interest, was $0.26
•Full-year adjusted net income attributable to DMC* was $3.5 million, or $0.20 per diluted share
•Pro-forma full year sales, inclusive of recently acquired Arcadia, were $500.5 million, while pro forma adjusted EBITDA was $50.1 million

BROOMFIELD, Colo. - February 24, 2022 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its fourth quarter and fiscal year ended December 31, 2021.

Fourth quarter sales were $71.8 million, up 7% sequentially versus the 2021 third quarter, and up 26% versus the 2020 fourth quarter. The sequential improvement reflects a 15% sales increase at DynaEnergetics, DMC’s energy products business. DynaEnergetics’ growth was partially offset by a sequential sales decline at NobelClad, DMC’s composite metals business, which was negatively impacted by supply chain disruptions at its U.S. and European manufacturing facilities.

Fourth quarter gross margin was 18% versus 25% in the third quarter and 21% in the prior-year fourth quarter. The sequential decline reflects a $1.1 million inventory reserve adjustment at DynaEnergetics, a less favorable project mix at NobelClad, and approximately $1.0 million of post-acquisition expenses in cost of goods at Arcadia, DMC’s architectural building products business. DMC acquired a 60% controlling interest in Arcadia on December 23, 2021, however sales contributions from Arcadia did not begin until this year’s first quarter.

Selling, general and administrative expense (SG&A) was $16.3 million, up from $15.3 million in the third quarter and $12.5 million in the year-ago third quarter. SG&A in the fourth quarter included $2.7 million in litigation expense related to several patent infringement cases in which DynaEnergetics is the plaintiff. Litigation expense was approximately $750,000 above management’s forecast.

Fourth quarter operating loss was $5.5 million versus an operating loss of $818,000 in the 2020 fourth quarter. Adjusted operating loss* was $1.9 million and excludes $1.6 million in acquisition expenses and $2.0 million in operating expenses at Arcadia between December 23, 2021, and December 31, 2021. Adjusted operating loss in last year’s fourth quarter was $736,000.

Fourth quarter net loss attributable to DMC was $2.8 million. Following the acquisition of the 60% controlling interest in Arcadia, the calculation for net earnings per diluted share must account for the change in redemption value of the 40% redeemable noncontrolling interest in Arcadia. Redemption value is estimated at the end of each quarter based on the formula used to calculate a Put and Call Option in the Operating Agreement. At December 31, 2021, the adjustment was $4.4 million dollars. When added to the $2.8 million net loss attributable to DMC stockholders, the resulting net loss is $7.2 million or $0.38 per diluted share, based on 18.8 million diluted shares outstanding. Net loss in the prior-year fourth quarter was $927,000, or $0.06 per diluted share on 14.9 million diluted shares outstanding.

Adjusted net income attributable to DMC* was $840,000, or $0.05 per diluted share. Adjusted net loss* in the 2020 fourth quarter was $825,000, or $0.05 per diluted share.

Fourth quarter adjusted EBITDA attributable to DMC was $2.8 million versus $5.8 million in the 2021 third quarter and $3.6 million in the 2020 fourth quarter.

Cash flow used in operations was $10.9 million versus cash from operations of $9.0 million in the prior-year fourth quarter. Cash and marketable securities was $30.8 million versus $182.0 million at the end of the 2021 third quarter and $53.9 million at December 31, 2020.

DMC’s debt-to-adjusted EBITDA leverage ratio at December 31, 2021, was 3.0. The Company’s debt-to-adjusted EBITDA leverage ratio covenant for the end of the quarter was 3.50. DMC’s net-debt-to adjusted EBITDA at the end of the fourth quarter was 2.3. Net debt is defined as total debt less total cash, cash equivalents, and marketable securities.

DynaEnergetics
DynaEnergetics reported fourth quarter sales of $50.7 million, up 15% sequentially and 43% versus the prior-year fourth quarter. Sales in North America increased 7% sequentially, while international sales increased 75% from the third quarter. Gross margin was 20% versus 22% in the 2021 third quarter and 24% in the 2020 fourth quarter. Adjusted EBITDA was $4.0 million versus $4.1 million in the 2020 fourth quarter.

NobelClad
NobelClad reported fourth quarter sales of $21.2 million, down 8% sequentially and down 3% versus the 2020 fourth quarter. Gross margin was 20%, down from 30% in the 2021 third quarter and up from 18% in the prior-year fourth quarter. Adjusted EBITDA was $2.1 million versus $1.9 million in the prior-year fourth quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the fourth quarter was 1.03. Order backlog was $41.2 million versus $42.9 million at the end of the third quarter and $39.9 million at the end of the 2020 fourth quarter.

Full-year results

Consolidated sales in 2021 were $260.1 million, up 14% from $229.2 million in 2020. Gross margin was 23% versus 25% in the prior year.

Operating loss was $2.4 million versus an operating loss of $996,000 in 2020. Full-year adjusted operating income was $1.3 million versus adjusted operating income of $2.4 million in 2020.

Full-year 2021 net loss attributable to DMC was $202,000. Inclusive of the $4.4 million redemption value adjustment to the redeemable noncontrolling interest in Arcadia, net loss was $4.6 million, or $0.26 per diluted share. Full-year adjusted net income attributable to DMC was $3.5 million, or $0.20 per diluted share. Net loss in 2020 was $1.4 million, or $0.10 per diluted share, while 2020 adjusted net income was $1.0 million, or $0.07 per diluted share.

Full-year adjusted EBITDA attributable to DMC was $20.2 million versus $19.1 million in 2020. Cash flow used in operations was $12.8 million, which excludes $8.7 million in capital expenditures. In 2020, cash flow from operations was $30.4 million, and excluded $13.9 million in capital expenditures.

DynaEnergetics
Full-year sales at DynaEnergetics were $175.4 million, up 20% from $146.4 million in 2020. Gross margin was 22%, down from 26% in the prior year. Adjusted EBITDA was $16.4 million versus $16.3 million in 2020.

NobelClad
NobelClad reported full-year sales of $84.8 million, up 2% from $82.8 million in 2020. Gross margin was 26% versus 23% in the prior year. Adjusted EBITDA was $13.7 million versus $10.7 million in 2020.

Full-year Pro Forma Results
DMC’s full-year pro forma sales, inclusive of Arcadia, were $500.5 million, while pro forma gross margin was 28%. Pro forma adjusted EBITDA attributable to DMC after accounting for the 40% held by Arcadia’s noncontrolling interest holder, was $50.1 million. DMC intends to acquire the remaining 40% interest in Arcadia through a three-year put and call option, the features of which are described in an Arcadia Acquisition Presentation, located here.

Management Commentary
“The fourth quarter concluded a pivotal year for DMC,” said Kevin Longe, president and CEO. “DynaEnergetics and Nobelclad both navigated a second year of very challenging market conditions, and DMC completed an acquisition that roughly doubled our consolidated sales, significantly expanded our addressable markets and strengthened DMC’s position as a diversified holding company of innovative, asset-light businesses.”

Longe said the acquisition of Arcadia, which serves both commercial and high-end residential markets, increased DMC’s total addressable market from $2 billion to approximately $7 billion. Arcadia’s commercial business provides exterior and interior architectural building products to a diverse customer base operating across the western and southwestern United States. Its high-end residential business, Arcadia Custom, supplies premium steel, aluminum and wood windows and doors to a national customer base that includes dealers, architects and homebuilders.

“For the past three years, Arcadia has operated at nearly full capacity to address strong demand from each of its end markets,” Longe said. “DMC is working with Arcadia to implement several initiatives that will expand its manufacturing capacity and enhance its operating efficiencies. These include installation of additional anodizing and painting capacity, and implementation of a new enterprise resource planning (ERP) system. I am encouraged by how quickly our teams have come together to launch these initiatives and capitalize on the strong position Arcadia has built in its growing markets.

“At DynaEnergetics, sales growth during the fourth quarter reflected increased international demand and a 7% sequential increase in North American sales, which outpaced a 4% increase in U.S. well completions. A global price increase took effect on November 22, 2021, however it was more than offset by inflation and the expiration of the CARES Act. We’ve instituted an additional price increase, the full effect of which will be seen during the second quarter. We also believe DynaEnergetics’ sales will improve during the second quarter, as we expect international project activity will accelerate and well completions in North America will increase.

“At NobelClad, the global pandemic slowed progress on several large international infrastructure projects on which the business is bidding. NobelClad also has faced delayed metal deliveries, which led to the shortfall in fourth quarter sales. We are confident NobelClad is well positioned in its markets, and will deliver improved bookings and sales results once end-market activity improves.”

Longe added, “As we enter 2022, I am very confident about DMC’s prospects for success. Demand for Arcadia’s products is strong, and its markets are healthy and growing. Our energy markets are gaining strength and we believe margins at DynaEnergetics will improve significantly during the balance of the year. We also expect the performance of NobelClad will improve as the disruptions in its supply chain subside. I want to thank our employees around the world for their continued dedication to DMC, and would like to again welcome the team from Arcadia to the DMC family.”

Guidance
Michael Kuta, CFO, said first quarter 2022 consolidated sales are expected to be in a range of $125 million to $135 million. At the business level, Arcadia is expected to report sales of $57 million to $61 million, while DynaEnergetics is expected to report sales in a range of $48 million to $52 million, and NobelClad’s sales are expected in a range of $20 million to $21 million.

Consolidated gross margin is expected to be in a range of 25% to 27%. First quarter selling, general and administrative (SG&A) expense is expected in a range of $25.5 million to $26.5 million.

First quarter amortization expense is expected to be approximately $13.5 million, and relates principally to the acquired trade names, customer relationships and backlog of Arcadia. Amortization expense is expected to decline significantly once the value assigned to Arcadia’s backlog has been amortized, which is expected in the third quarter. For the balance of 2022, amortization expense is expected to be approximately $13.5 million in the second quarter, $7.0 million in the third quarter and $4.0 million in the fourth quarter. After amortizing the backlog value, 2023 quarterly amortization expense is expected to be approximately $4.0 million.

First quarter 2022 depreciation expense is expected to be $4.0 million, and interest expense is expected to be approximately $1.0 million

First quarter adjusted EBITDA attributable to DMC, after deducting the 40% noncontrolling interest, is expected to be $8.0 million to $10.0 million.

Capital expenditures are expected to be $2.0 million to $4.0 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors may listen to a live webcast of the call at: https://www.webcaster4.com/Webcast/Page/2204/44661, or by dialing 888-506-0062 (973-528-0011 for international callers) and entering the code 317421. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through March 10, 2022, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #44661.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, pro forma adjusted EBITDA, adjusted operating income, adjusted net income, adjusted diluted earnings per share, net debt, and return on invested capital (ROIC) are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Pro forma adjusted EBITDA reflects combined results for DMC and Arcadia and the impact of the adjusted EBITDA attributable to the redeemable noncontrolling interest holder Adjusted operating income is defined as operating income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income is defined as net income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings per share is defined as diluted earnings per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as total debt less total cash, cash equivalents and marketable securities. ROIC is based on Bloomberg Finance's most recent calculation methodology and is computed as trailing 12-month net operating profit after tax divided by average invested capital, where average of invested capital is calculated based on the average of invested capital for the current period and invested capital for the same period a year ago. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net cash or net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income, adjusted net income, and adjusted diluted earnings per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income, net income and diluted earnings per share, respectively. ROIC is used by management as one measure of the effectiveness of DMC’s use of capital in its operations, and management believes it may be of similar usefulness to investors.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC Global Inc.
DMC Global operates a portfolio of innovative, asset-light businesses that provide differentiated products and services to their respective industries. The Company’s strategy is to identify well-run businesses with strong management teams, and support them with long-term capital and strategic, financial, legal, technology and operating resources. DMC helps portfolio companies grow their core businesses, launch new initiatives, upgrade technologies and systems to support their long-term growth strategies, and make acquisitions that improve their competitive positions and expand their markets. The Company’s current portfolio consists of Arcadia Inc., a leading supplier of architectural building products, DynaEnergetics, which serves the global energy industry, and NobelClad, which addresses the global industrial infrastructure and transportation sector. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at: http://www.dmcglobal.com.

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements in “Guidance”, market conditions, the company’s strategy, growth opportunities and strategies, and the Company’s prospects. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; fluctuations in customer demand; our ability to successfully navigate slowdowns in market activity or execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; our ability to successfully protect our technology and intellectual property and the costs associated with these efforts; potential consolidation among DynaEnergetics’ customers; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; government actions or other changes in laws and regulations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; impacts of COVID-19 and any related preventive or protective actions taken by governmental authorities and resulting economic impacts, including recessions or depressions; general economic conditions, both domestic and foreign, impacting our business and the business of our customers and the end-market users we serve; our ability to achieve the intended benefits of the acquisition of Arcadia, and our ability to achieve the intended benefits of the acquisition of Arcadia, and the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2020. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sequential	Year-on-year
NET SALES	$71,844	$67,175	$57,113	7%	26%
COST OF PRODUCTS SOLD	58,910	50,513	44,927	17%	31%
Gross profit	12,934	16,662	12,186	-22%	6%
Gross profit percentage	18%	25%	21%
COSTS AND EXPENSES:
General and administrative expenses	10,155	9,721	7,406	4%	37%
Selling and distribution expenses	6,127	5,593	5,143	10%	19%
Amortization of purchased intangible assets	568	211	373	169%	52%
Acquisition expenses	1,581	—	—	N/M	N/M
Restructuring expenses and asset impairments	—	—	82	N/M	-100%
Total costs and expenses	18,431	15,525	13,004	19%	42%
OPERATING (LOSS) INCOME	(5,497)	1,137	(818)	-583%	-572%
OTHER EXPENSE:
Other expense, net	(152)	(198)	(115)	23%	-32%
Interest expense, net	(74)	(14)	(167)	-429%	56%
(LOSS) INCOME BEFORE INCOME TAXES	(5,723)	925	(1,100)	-719%	-420%
INCOME TAX (BENEFIT) PROVISION	(2,154)	522	(173)	-513%	-1,145%
NET (LOSS) INCOME	(3,569)	403	(927)	-986%	-285%
Less: Net loss attributable to noncontrolling interest	(808)	—	—	N/M	N/M
NET (LOSS) INCOME ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS	$(2,761)	$403	$(927)	-785%	-198%

NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS
Basic	$(0.38)	$0.02	$(0.06)	-2,000%	-533%
Diluted	$(0.38)	$0.02	$(0.06)	-2,000%	-533%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	18,754,250	18,728,278	14,917,109	—%	26%
Diluted	18,754,250	18,739,085	14,917,109	—%	26%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$—	$—

Reconciliation to net (loss) income attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Three months ended
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
Net (loss) income attributable to DMC Global Inc. stockholders	$(2,761)	$403	$(927)
Adjustment of redeemable noncontrolling interest	4,424	—	—
Net (loss) income attributable to DMC Global Inc. common stockholders after adjustment of redeemable noncontrolling interest	$(7,185)	$403	$(927)

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2021	Dec 31, 2020	Year-on-year
NET SALES	$260,115	$229,161	14%
COST OF PRODUCTS SOLD	200,635	172,308	16%
Gross profit	59,480	56,853	5%
Gross profit percentage	23%	25%
COSTS AND EXPENSES:
General and administrative expenses	36,276	29,150	24%
Selling and distribution expenses	22,507	23,863	-6%
Amortization of purchased intangible assets	1,391	1,449	-4%
Acquisition expenses	1,581	—	N/M
Restructuring expenses and asset impairments	127	3,387	-96%
Total costs and expenses	61,882	57,849	7%
OPERATING LOSS	(2,402)	(996)	-141%
OTHER INCOME (EXPENSE):
Other income (expense), net	152	(233)	165%
Interest expense, net	(304)	(731)	58%
LOSS BEFORE INCOME TAXES	(2,554)	(1,960)	-30%
INCOME TAX BENEFIT	(1,544)	(548)	-182%
NET LOSS	(1,010)	(1,412)	28%
Less: Net loss attributable to noncontrolling interest	(808)	—	N/M
NET LOSS ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS	(202)	(1,412)	86%

NET LOSS PER SHARE ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS
Basic	$(0.26)	$(0.10)	-160%
Diluted	$(0.26)	$(0.10)	-160%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	17,610,711	14,790,296	19%
Diluted	17,610,711	14,790,296	19%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$0.125

Reconciliation to net loss attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Twelve months ended
	Dec 31, 2021	Dec 31, 2020
Net loss attributable to DMC Global Inc. stockholders	(202)	(1,412)
Adjustment of redeemable noncontrolling interest	4,424	—
Net loss attributable to DMC Global Inc. common stockholders after adjustment of redeemable noncontrolling interest	$(4,626)	$(1,412)

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sequential	Year-on-year
Net sales	$50,679	$44,237	$35,330	15%	43%
Gross profit	9,922	9,924	8,433	—%	18%
Gross profit percentage	20%	22%	24%
COSTS AND EXPENSES:
General and administrative expenses	4,559	4,990	2,952	-9%	54%
Selling and distribution expenses	3,348	3,260	2,945	3%	14%
Amortization of purchased intangible assets	87	89	271	-2%	-68%
Restructuring expenses and asset impairments	—	—	—	n/a	n/a
Operating income	1,928	1,585	2,265	22%	-15%
Adjusted EBITDA	$3,950	$3,597	$4,118	10%	-4%

	Twelve months ended		Change
	Dec 31, 2021	Dec 31, 2020	Year-on-year
Net sales	$175,356	$146,395	20%
Gross profit	38,955	38,072	2%
Gross profit percentage	22%	26%
COSTS AND EXPENSES:
General and administrative expenses	17,132	13,116	31%
Selling and distribution expenses	13,050	14,825	-12%
Amortization of purchased intangible assets	538	1,059	-49%
Restructuring expenses and asset impairments	—	2,922	-100%
Operating income	8,235	6,150	34%
Adjusted EBITDA	$16,361	$16,335	—%

NobelClad

	Three months ended			Change
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sequential	Year-on-year
Net sales	$21,165	$22,938	$21,783	-8%	-3%
Gross profit	4,212	6,883	3,902	-39%	8%
Gross profit percentage	20%	30%	18%
COSTS AND EXPENSES:
General and administrative expenses	581	933	739	-38%	-21%
Selling and distribution expenses	2,326	2,208	2,036	5%	14%
Amortization of purchased intangible assets	118	122	102	-3%	16%
Restructuring expenses and asset impairments	—	—	82	N/M	-100%
Operating income	1,187	3,620	943	-67%	26%
Adjusted EBITDA	$2,141	$4,587	$1,935	-53%	11%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2021	Dec 31, 2020	Year-on-year
Net sales	$84,759	$82,766	2%
Gross profit	22,173	19,433	14%
Gross profit percentage	26%	23%
COSTS AND EXPENSES:
General and administrative expenses	3,217	3,388	-5%
Selling and distribution expenses	8,556	8,423	2%
Amortization of purchased intangible assets	490	390	26%
Restructuring expenses and asset impairments	127	346	-63%
Operating income	9,783	6,886	42%
Adjusted EBITDA	$13,717	$10,736	28%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)
(unaudited)

				Change
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sequential	From year-end

ASSETS

Cash and cash equivalents	$30,810	$37,020	$28,187	-17%	9%
Marketable securities	—	144,932	25,736	-100%	-100%
Accounts receivable, net	71,932	39,347	31,366	83%	129%
Inventories	124,214	62,172	52,573	100%	136%
Other current assets	12,240	9,974	5,448	23%	125%

Total current assets	239,196	293,445	143,310	-18%	67%

Property, plant and equipment, net	122,078	105,137	109,411	16%	12%
Goodwill	141,266	—	—	N/M	N/M
Purchased intangible assets, net	255,576	1,829	3,665	13,874%	6,873%
Other long-term assets	106,296	35,964	23,259	196%	357%

Total assets	$864,412	$436,375	$279,645	98%	209%

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY

Accounts payable	$40,276	$24,436	$17,574	65%	129%
Contract liabilities	21,052	9,759	4,928	116%	327%
Accrued income taxes	9	8,101	7,279	-100%	-100%
Current portion of long-term debt	15,000	—	3,125	N/M	380%
Other current liabilities	29,477	17,692	14,202	67%	108%

Total current liabilities	105,814	59,988	47,108	76%	125%

Long-term debt	132,425	—	8,139	N/M	1,527%
Deferred tax liabilities	2,202	1,373	2,254	60%	-2%
Other long-term liabilities	66,250	30,114	25,230	120%	163%
Redeemable noncontrolling interest	197,196	—	—	N/M	N/M
Stockholders' equity	360,525	344,900	196,914	5%	83%

Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$864,412	$436,375	$279,645	98%	209%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,569)	$403	$(927)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	2,903	2,870	2,465
Amortization of purchased intangible assets	568	211	373
Amortization of deferred debt issuance costs	80	56	53
Stock-based compensation	1,670	1,569	1,521
Deferred income taxes	200	570	(1,474)
Loss (gain) on disposal of property, plant and equipment	94	(15)	134
Restructuring expenses and asset impairments	—	—	82
Change in working capital, net	(12,852)	(1,549)	6,781
Net cash (used in) provided by operating activities	(10,906)	4,115	9,008
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(261,000)	—	—
Investment in marketable securities	—	—	(25,740)
Proceeds from sales of marketable securities	144,921	—	—
Acquisition of property, plant and equipment	(2,311)	(3,096)	(4,171)
Proceeds on sale of property, plant and equipment	—	15	16
Promissory note to redeemable noncontrolling interest holder	(24,902)	—	—
Net cash used in investing activities	(143,292)	(3,081)	(29,895)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital expenditure facility	—	—	(781)
Borrowings on term loan	150,000	—	—
Payment of deferred debt issuance costs	(2,337)	—	(2)
Net proceeds from issuance of common stock through at-the-market offering program	—	—	25,740
Net proceeds from issuance of common stock to employees and directors	181	—	165
Treasury stock purchases	(9)	(25)	(767)
Net cash provided by (used in) financing activities	147,835	(25)	24,355
EFFECTS OF EXCHANGE RATES ON CASH	153	(352)	115

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,210)	657	3,583
CASH AND CASH EQUIVALENTS, beginning of the period	37,020	36,363	24,604
CASH AND CASH EQUIVALENTS, end of the period	$30,810	$37,020	$28,187

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Twelve months ended
	Dec 31, 2021	Dec 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,010)	$(1,412)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	11,303	9,632
Amortization of purchased intangible assets	1,391	1,449
Amortization of deferred debt issuance costs	248	207
Stock-based compensation	6,574	5,675
Deferred income taxes	(1,846)	(2,313)
(Gain) loss on disposal of property, plant and equipment	(204)	247
Restructuring expenses and asset impairments	127	3,387
Change in working capital, net	(29,395)	13,490
Net cash (used in) provided by operating activities	(12,812)	30,362
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(261,000)	—
Investment in marketable securities	(123,984)	(25,740)
Proceeds from maturities of marketable securities	4,799	—
Proceeds from sales of marketable securities	144,921	—
Acquisition of property, plant and equipment	(8,659)	(13,853)
Proceeds on sale of property, plant and equipment	1,019	36
Promissory note to redeemable noncontrolling interest holder	(24,902)	—
Net cash used in investing activities	(267,806)	(39,557)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital expenditure facility	(11,750)	(3,125)
Borrowings on term loan	150,000	—
Payment of dividends	—	(3,749)
Payment of deferred debt issuance costs	(2,337)	(90)
Net proceeds from issuance of common stock through equity offering	123,461	—
Net proceeds from issuance of common stock through at-the-market offering program	25,262	25,740
Net proceeds from issuance of common stock to employees and directors	434	431
Treasury stock purchases	(2,485)	(1,890)
Net cash provided by financing activities	282,585	17,317
EFFECTS OF EXCHANGE RATES ON CASH	656	(288)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,623	7,834
CASH AND CASH EQUIVALENTS, beginning of the period	28,187	20,353
CASH AND CASH EQUIVALENTS, end of the period	$30,810	$28,187

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DMC Global Inc.

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sequential	Year-on-year
Net (loss) income	$(3,569)	$403	$(927)	-986%	-285%
Interest expense, net	74	14	167	429%	-56%
Income tax (benefit) provision	(2,154)	522	(173)	-513%	-1,145%
Depreciation	2,903	2,870	2,465	1%	18%
Amortization of purchased intangible assets	568	211	373	169%	52%

EBITDA	(2,178)	4,020	1,905	-154%	-214%
Restructuring expenses and asset impairments	—	—	82	N/M	-100%
Acquisition expenses	1,581	—	—	N/M	N/M
Arcadia stub period expenses excluding depreciation & amortization	1,605	—	—	N/M	N/M
Stock-based compensation	1,670	1,569	1,521	6%	10%
Other expense, net	152	198	115	-23%	32%

Adjusted EBITDA attributable to DMC Global Inc.	$2,830	$5,787	$3,623	-51%	-22%

	Twelve months ended		Change
	Dec 31, 2021	Dec 31, 2020	Year-on-year
Net loss	$(1,010)	$(1,412)	28%
Interest expense, net	304	731	-58%
Income tax benefit	(1,544)	(548)	-182%
Depreciation	11,303	9,632	17%
Amortization of purchased intangible assets	1,391	1,449	-4%

EBITDA	10,444	9,852	6%
Restructuring expenses and asset impairments	127	3,387	-96%
Acquisition expenses	1,581	—	N/M
Arcadia stub period expenses excluding depreciation & amortization	1,605	—	N/M
Stock-based compensation	6,574	5,675	16%
Other (income) expense, net	(152)	233	-165%

Adjusted EBITDA attributable to DMC Global Inc.	$20,179	$19,147	5%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted Operating (Loss) Income

	Three months ended			Change
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sequential	Year-on-year
Operating (loss) income, as reported	$(5,497)	$1,137	$(818)	-583%	-572%
Restructuring programs:
NobelClad	—	—	82	N/M	-100%
Acquisition expenses	1,581	—	—	N/M	N/M
Arcadia stub period expenses	2,020	—	—	N/M	N/M

Adjusted operating (loss) income	$(1,896)	$1,137	$(736)	-267%	-158%

	Twelve months ended		Change
	Dec 31, 2021	Dec 31, 2020	Year-on-year
Operating loss, as reported	$(2,402)	$(996)	-141%
Restructuring programs:
DynaEnergetics	—	2,922	-100%
NobelClad	127	346	-63%
Corporate	—	119	-100%
Acquisition expenses	1,581	—	n/a
Arcadia stub period expenses	2,020	—	n/a

Adjusted operating income	$1,326	$2,391	-45%

Adjusted Net Income (Loss) and Diluted Income (Loss) per Share

	Three months ended December 31, 2021
	Amount	Diluted weighted average shares outstanding	Per Share
Net loss attributable to DMC Global Inc. common stockholders	$(2,761)	18,754,250	$(0.15)
Acquisition expenses	1,581	18,754,250	0.09
Arcadia stub period expenses	2,020	18,754,250	0.11

Adjusted net income attributable to DMC Global Inc. stockholders	$840	18,754,250	$0.05

	Three months ended December 31, 2020
	Amount	Diluted weighted average shares outstanding	Per Share
Net loss attributable to DMC Global Inc. common stockholders	$(927)	14,917,109	$(0.06)
Restructuring programs:
NobelClad	102	14,917,109	0.01

Adjusted net loss attributable to DMC Global Inc. stockholders	$(825)	14,917,109	$(0.05)

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Twelve months ended December 31, 2021
	Amount	Diluted weighted average shares outstanding	Per Share
Net loss attributable to DMC Global Inc. common stockholders	$(202)	17,610,711	$(0.01)
Restructuring programs:
NobelClad	127	17,610,711	0.01
Acquisition expenses	1,581	17,610,711	0.09
Arcadia stub period expenses	2,020	17,610,711	0.11

Adjusted net income attributable to DMC Global Inc. stockholders	$3,526	17,610,711	$0.20

	Twelve months ended December 31, 2020
	Amount	Diluted weighted average shares outstanding	Per Share
Net loss attributable to DMC Global Inc. common stockholders	$(1,412)	14,790,296	$(0.10)
Restructuring programs:
DynaEnergetics	2,059	14,790,296	0.14
NobelClad	290	14,790,296	0.02
Corporate	94	14,790,296	0.01

Adjusted net income attributable to DMC Global Inc. stockholders	$1,031	14,790,296	$0.07

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Return on Invested Capital

		Three months ended
		Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021
Operating income (loss)		$(818)	$(710)	$2,668	$1,137	$(5,497)
Income tax provision (benefit) (1)		(54)	(1,390)	960	641	(1,664)
Net operating (loss) profit after taxes (NOPAT)		(764)	680	1,708	496	(3,833)
Trailing Twelve Months NOPAT			(4,277)	2,912	2,120	(949)

	Balances as of
	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021
Current portion of lease liabilities	1,804	1,741	1,505	1,477	1,648	6,126
Long-term portion of lease liabilities	10,155	10,066	10,137	9,944	10,432	47,000
Current portion of long-term debt	3,125	3,125	—	—	—	15,000
Long-term debt	8,867	8,139	—	—	—	132,425
Total stockholders' equity	169,951	196,914	218,430	346,037	344,900	360,525
Total invested capital	193,902	219,985	230,072	357,458	356,980	561,076
Average invested capital		208,946	214,182	276,369	275,441	390,531

Trailing Twelve Months Return on Invested Capital (ROIC)		—%	(2%)	1%	1%	—%

(1) Tax calculation for NOPAT:
	Three months ended	Twelve months ended	Three months ended				Twelve months ended
	Dec 31, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Dec 31, 2021
(Loss) income before income taxes	$(1,100)	$(1,960)	$(451)	$2,695	$925	$(5,723)	(2,554)
Income tax provision (benefit)	(173)	(548)	(883)	971	522	(2,154)	(1,544)
Effective tax rate	15.7%	28.0%	195.8%	36.0%	56.4%	37.6%	60.5%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DynaEnergetics

Adjusted operating income and EBITDA

	Three months ended			Change
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sequential	Year-on-year
Operating income, as reported	$1,928	$1,585	$2,265	22%	-15%

Adjusted operating income	1,928	1,585	2,265	22%	-15%
Depreciation	1,935	1,923	1,582	1%	22%
Amortization of purchased intangible assets	87	89	271	-2%	-68%

Adjusted EBITDA	$3,950	$3,597	$4,118	10%	-4%

	Twelve months ended		Change
	Dec 31, 2021	Dec 31, 2020	Year-on-year
Operating income, as reported	$8,235	$6,150	34%
Adjustments:
Restructuring expenses and asset impairments	—	2,922	-100%

Adjusted operating income	8,235	9,072	-9%
Depreciation	7,588	6,204	22%
Amortization of purchased intangible assets	538	1,059	-49%

Adjusted EBITDA	$16,361	$16,335	—%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

NobelClad

Adjusted operating income and EBITDA

	Three months ended			Change
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sequential	Year-on-year
Operating income, as reported	$1,187	$3,620	$943	-67%	26%
Adjustments:
Restructuring expenses and asset impairments	—	—	82	n/a	-100%

Adjusted operating income	1,187	3,620	1,025	-67%	16%
Depreciation	836	845	808	-1%	3%
Amortization of purchased intangible assets	118	122	102	-3%	16%

Adjusted EBITDA	$2,141	$4,587	$1,935	-53%	11%

	Twelve months ended		Change
	Dec 31, 2021	Dec 31, 2020	Year-on-year
Operating income, as reported	$9,783	$6,886	42%
Adjustments:
Restructuring expenses and asset impairments	127	346	-63%

Adjusted operating income	9,910	7,232	37%
Depreciation	3,317	3,114	7%
Amortization of purchased intangible assets	490	390	26%

Adjusted EBITDA	$13,717	$10,736	28%

DMC GLOBAL INC.
PRO FORMA RESULTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)
Pro Forma Summary Income Statement*

	Three months ended December 31, 2021
	DMC	Arcadia	Redeemable Noncontrolling Interest(1)	Pro Forma Arcadia	Pro Forma Combined
Net Sales	$71,844	$56,653		$56,653	$128,497
Gross profit	12,934	16,082		16,082	29,016
Gross profit %	18.0%	28.4%		28.4%	22.6%

Selling, general, and administrative expenses	16,282	8,621		8,621	24,903
Amortization	568	—		—	568
Operating (loss) income	(3,916)	7,461		7,461	3,545

Depreciation and Amortization	3,471	588		588	4,059
Stock-based compensation expense	1,670	—		—	1,670
Post acquisition stub period expenses	1,605	—		—	1,605
Adjusted EBITDA	2,830	8,049	(3,220)	4,829	7,659
Adjusted EBITDA %	3.9%	14.2%		8.5%	6.0%
(1) Represents the Adjusted EBITDA attributable to the 40% redeemable noncontrolling interest.

	Twelve months ended December 31, 2021
	DMC	Arcadia	Redeemable Noncontrolling Interest(1)	Pro Forma Arcadia	Pro Forma Combined
Net sales	$260,115	$240,345		$240,345	$500,460
Gross profit	59,480	82,129		82,129	141,609
Gross profit %	22.9%	34.2%		34.2%	28.3%

Selling, general, and administrative expenses	58,783	34,117		34,117	92,900
Amortization	1,391	—		—	1,391
Operating (loss) income	(694)	48,012		48,012	47,318

Depreciation and Amortization	12,694	1,907		1,907	14,601
Stock-based compensation expense	6,574	—		—	6,574
Post acquisition stub period expenses	1,605	—		—	1,605
Adjusted EBITDA	20,179	49,919	(19,968)	29,951	50,130
Adjusted EBITDA %	7.8%	20.8%		12.5%	10.0%
(1) Represents the Adjusted EBITDA attributable to the 40% redeemable noncontrolling interest.

DMC GLOBAL INC.
PRO FORMA RESULTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)
Pro Form EBITDA and Adjusted EBITDA*

	Three months ended December 31, 2021
	DMC	Arcadia	Pro Forma Combined
Net (loss) income	$(3,569)	$7,461	$3,892
Interest expense, net	74	—	74
Income tax benefit	(2,154)	—	(2,154)
Depreciation	2,903	588	3,491
Amortization	568	—	568
EBITDA	(2,178)	8,049	5,871
Acquisition expenses	1,581	—	1,581
Arcadia stub period expenses excluding depreciation & amortization	1,605	—	1,605
Stock-based compensation expense	1,670	—	1,670
Other expense, net	152	—	152
Adjusted EBITDA	2,830	8,049	10,879
Adjusted EBITDA attributable to redeemable noncontrolling interest	—	3,220	3,220
Adjusted EBITDA attributable to DMC Global Inc.	$2,830	$4,829	$7,659

	Twelve months ended December 31, 2021
	DMC	Arcadia	Pro Forma Combined
Net (loss) income	$(1,010)	$48,012	$47,002
Interest expense, net	304	—	304
Income tax benefit	(1,544)	—	(1,544)
Depreciation	11,303	1,907	13,210
Amortization	1,391	—	1,391
EBITDA	10,444	49,919	60,363
Restructuring	127	—	127
Acquisition expenses	1,581	—	1,581
Arcadia stub period expenses excluding depreciation & amortization	1,605	—	1,605
Stock-based compensation expense	6,574	—	6,574
Other expense, net	(152)	—	(152)
Adjusted EBITDA	20,179	49,919	70,098
Adjusted EBITDA attributable to redeemable noncontrolling interest	—	19,968	19,968
Adjusted EBITDA attributable to DMC Global Inc.	$20,179	$29,951	$50,130

*This unaudited pro forma combined financial information was not prepared under Article 11 of SEC Regulation S-X (“Article 11”) or Financial Accounting Standards Board Accounting Standards Codification 805 (“ASC 805”). Pro forma financial information as required under Article 11 will be filed in a Form 8-K/A that will be filed 75 days after the closing of the acquisition of Arcadia and the unaudited pro forma financial information as required under ASC 805 will be included within our 2021 Form 10-K.